UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 15, 2015

Date of Report (Date of Earliest Event Reported)

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37420
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2015, Mary Rottler commenced employment as the Executive Vice President of Operations of Seritage Growth Properties (“Seritage Growth”) pursuant to an employment agreement entered into on June 2, 2015 with Old Seritage Growth Properties, a Maryland real estate investment trust, and a joinder with Seritage Growth effective as of June 15, 2015. Ms. Rottler’s employment agreement will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Ms. Rottler’s employment agreement provides for an annual base salary of $350,000, and an annual cash bonus with a target of 50% of base salary and a maximum of 75% of base salary. With respect to the 2015 performance period, Ms. Rottler’s annual cash bonus will equal at least $175,000. The employment agreement also provides for an annual equity award grant that relates to shares of Seritage Growth common shares or limited partnership interests in Seritage Growth Properties, L.P. (“Operating Partnership”). The annual equity award grant will have an aggregate grant date fair market value equal to 35% of Ms. Rottler’s annual base salary and a maximum aggregate grant date fair market value equal to 50% of Ms. Rottler’s annual base salary. 50% of the annual equity grant will consist of time-vesting restricted stock units (“RSUs”) and 50% will consist of performance-vesting RSUs, in each case, subject to the terms and conditions established by the Compensation Committee of the Board of Trustees of Seritage Growth (the “Compensation Committee”). With respect to fiscal year 2015, Ms. Rottler’s annual RSU grant will have a value equal to at least $122,500.

Sign-On Bonus. Ms. Rottler is entitled to a one-time sign-on bonus of $250,000, payable within 30 days of her start date. In the event of a termination by Seritage Growth for cause or a resignation by Ms. Rottler without good reason during the 12 months following her start date, the sign-on bonus must be repaid immediately.

Sign-On Equity Awards. Within 60 days following the closing date of the rights offering described in Seritage Growth’s Form S-11, Ms. Rottler will receive a sign-on equity grant consisting of restricted stock units that relate to Seritage Growth common shares or limited partnership interests in Operating Partnership. The sign-on RSUs will have a grant date fair market value of $200,000, of which 50% will consist of time-vesting RSUs and 50% will consist of performance-vesting RSUs, in each case, subject to the terms and conditions established by the Compensation Committee. In the event of a termination by Seritage Growth for cause or a resignation by Ms. Rottler without good reason during the 12 months following her start date, the sign-on equity awards will be forfeited.

Additional Bonus. Ms. Rottler is entitled to a one-time additional bonus of $250,000, payable at the same time that 2016 annual bonuses are paid generally to other members of the executive team, subject to Ms. Rottler’s continued employment through the payment date. At the discretion of the Compensation Committee, the additional bonus is payable in Seritage Growth common shares, other equity interests, cash or a combination thereof.

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Rottler is entitled to (i) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination (provided that the 2015 annual bonus is guaranteed at $175,000 if termination occurs during 2015), (ii) the “additional bonus” described above, if unpaid and (iii) vesting of sign-on and annual RSU awards, provided that the vesting in respect of any performance-vesting equity awards shall be based on performance through the date of termination. In the case of disability, Ms. Rottler is also entitled to 12 months of subsidized COBRA coverage.

Termination without Cause; Resignation with Good Reason. Upon a termination by us without “cause” or resignation by Ms. Rottler with “good reason,” Ms. Rottler shall be entitled to (i) base salary continuation for 12 months, (ii) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination (provided that the 2015 annual bonus is guaranteed at $175,000 if termination occurs during 2015), (iii) 12 months of subsidized COBRA coverage, (iv) vesting of the sign-on RSUs, (v) prorated vesting of annual RSU awards based on the number of days worked during the applicable vesting period, and (vi) the additional bonus, if unpaid as of the date of termination. Performance for any performance-vesting equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Housing and Relocation Expenses. Ms. Rottler will be provided with corporate housing in New York for an agreed upon period. Upon permanent relocation, Ms. Rottler will be reimbursed for relocation expenses in accordance with Seritage Growth’s policy.

Restrictive Covenants. During her employment with Seritage Growth and for 12 months thereafter, Ms. Rottler is subject to non-competition and non-solicitation covenants. Ms. Rottler is also subject to a perpetual confidentiality covenant.

The foregoing summary of Ms. Rottler’s employment agreement does not purport to be complete and is qualified in its entirety by reference to her employment agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference and made a part hereof.

On June 15, 2015, Ms. Rottler entered into a letter agreement with Seritage Growth and Operating Partnership pursuant to which Operating Partnership agreed, effective as of the closing date of the rights offering, to be the primary employer and jointly and severally liable for Seritage Growth’s liabilities and obligations under Ms. Rottler’s employment agreement (excluding the agreement to deliver Seritage Growth equity). In addition, effective as of the closing date of the rights offering, in general, all references to Seritage Growth in Ms. Rottler’s employment agreement will also be deemed to refer to Operating Partnership.

Prior to joining the Company, Ms. Rottler, age 39, served as the Vice President of Real Estate at Wal-Mart Stores, Inc. (NYSE: WMT). In this capacity she was responsible for overseeing all facets of new store development in the eastern half of the United States and delivered approximately 350 new stores per year. Prior to that time she was the Vice President for Realty Supplier Management and Compliance at Wal-Mart. She joined Wal-Mart in 2001.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Employment agreement with Mary Rottler, June 2, 2015

Exhibit 10.2	Form of Joinder Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

Dated: June 19, 2015	/s/ Matthew Fernand
	By:	Matthew Fernand
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Employment agreement with Mary Rottler, June 2, 2015

Exhibit 10.2	Form of Joinder Agreement